UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 5, 2014

CollabRx, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-26824
(Commission File Number)

68-0370244
(I.R.S. Employer Identification No.)

44 Montgomery Street, Suite 800
San Francisco, CA 94104-4811
(Address of Principal Executive Offices)

(415) 248-5350
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Employment Agreement with Clifford Baron.  On March 5, 2014, CollabRx, Inc. (the “Company”) and Clifford Baron entered into an Employment Agreement dated March 5, 2014 between the Company and Mr. Baron (the “Employment Agreement”). Mr. Baron will hold the position of Vice President and Chief Operating Officer of the company.

The full text of the Employment Agreement is filed as Exhibit 99.1 to this Current Report and incorporated herein by this reference.  The description of the Employment Agreement provided above is qualified in its entirety by the full text as attached.

Restricted Stock Unit Award Agreement.  On March 5, 2014, the Company and Clifford Baron entered into a Restricted Stock Unit Award Agreement dated March 5, 2014 between the Company and Mr. Baron (the “RSU Agreement”).

The full text of the RSU Agreement is filed as Exhibit 99.2 to this Current Report and incorporated herein by this reference.  The description of the RSU Agreement provided above is qualified in its entirety by the full text as attached.

Stock Option Grant Notice and Stock Option Agreement. On March 5, 2014, the Company and Clifford Baron entered into a Stock Option Agreement dated March 5, 2014 between the Company and Mr. Baron (the “Option Agreement”).

The full text of the Option Agreement is filed as Exhibit 99.3 to this Current Report and incorporated herein by this reference.  The description of the Option Agreement provided above is qualified in its entirety by the full text as attached.

Item 9.01.	Exhibits

(c)

Exhibit #	Description

99.1	Employment Agreement, dated as of March 5th, by and between CollabRx, Inc. and Clifford Baron.

99.2	Restricted Stock Unit Award Agreement, dated as of March 5th, by and between CollabRx, Inc. and Clifford Baron.

99.3	Stock Option Grant Notice and Stock Option Agreement, dated as of March 5th, by and between CollabRx, Inc. and Clifford Baron

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2014		COLLABRX, INC.

	By:	/s/ THOMAS R. MIKA
Thomas R. Mika
P resident, Chief Executive Officer and
Chairman of the Board